ING

REAL ESTATE

INVESTMENT MANAGEMENT

March 17, 2004 LaSalle Bank National Association

135 S. LaSalle Street, Suite 1625

Wells Fargo Bank, N.A. Chicago, IL 60603

Corporate Trust Services Attention: Asset-Backed Securities Trust

9062 Old Annapolis Road Services Group Wachovia Bank Commercial

Columbia, MD 21045 Mortgage Trust, Commercial Mortgage Pass-

Attn: Corporate Trust Services, Wachovia Through Certificates Series 2003-C4

Bank Commercial Mortgage Trust,

Commercial Mortgage Pass-Through

Certificates Series 2003-C4 Wachovia Commercial Mortgage

Securities, Inc.

Wachovia Bank, National Association NC 1075 301 South College Street

8739 Research Drive URP4 Charlotte, NC 28288

Charlotte, NC 28262 Attn: William J. Cohane, Director

Attn: Wachovia Bank Commercial Mortgage

Trust, Commercial Mortgage Pass-Through Clarion Capital, LLC

Certificates, Series 2003-C4 230 Park Avenue 12th Floor

New York, NY 10169

Fitch Ratings Attn: Stephen Baines

One State Street Plaza, 31st Floor

New York, NY 10004 S & P Ratings Service

Attn: Commercial Mortgage Surveillance 55 Water Street, 10th Floor

New York, NY 10041

Attn: CMBS Surveillance Department

Nomura Securities International, Inc. ABN AMRO Incorporated

2 World Financial Center, Building B 55 East 52nd Street

New York, NY 10281 New York, NY 10055

Attn: Legal Department Attn: Frank Forelle

Re: Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2003-C4

Dear Sir or Madam:

This Officer's Certificate is provided to you by Clarion Partners, LLC ("Clarion") pursuant to Section 3.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of April 1, 2003 relative to the above referenced securitization for which Clarion acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

ING CLARION PARTNERS

230 Park Avenue, New York, NY 10169

T 212.883.2500 F 212.883.2700

E name.surname@ingclarion.com

www.ingclarion.com

ING Exhibit 99.3b

REAL ESTATE

INVESTMENT MANAGEMENT

The undersigned officer, on behalf of Clarion, hereby informs you that (I) a review of the activities of the Special Servicer and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, it has been noted herein, and (iii) the Special Servicer has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from Internal Revenue Service or any other governmental agency or body.

Sincerely,

Clarion Partners, LLC

A New York limited liability company,

its authorized agent

By: J. Michael O'Brien

J. Michael O'Brien

Authorized Person